

2Q12 Supplemental Information

HEALTHCARE REIT

2Q12 Supplemental Information

HEALTHCARE REIT

Table of Contents

Overview | 2

Portfolio | 3

Investment | 14

Financial | 18

Glossary | 23

Supplemental Reporting Measures | 25

Forward Looking Statements and Risk Factors | 27

Portfolio Composition[1]

(dollars in thousands, except per bed / unit / square foot)

Overview by Investment Type	Age	Properties	Investment Balance	% of Total	Committed Balance	Beds / Units / Square Feet	Per Bed / Unit / Square Foot[2]
Seniors housing triple-net	12	295	$ 4,364,994	27.4%	$ 4,444,117	26,949	$ 164,908
Skilled nursing/post-acute	25	302	3,550,120	22.4%	3,576,721	39,207	91,227
Seniors housing operating	14	160	3,425,514	21.6%	3,425,514	21,380	179,805
Hospital	14	36	912,743	5.8%	912,743	2,137	427,114
Medical office	12	210	3,276,238	20.7%	3,371,771	12,918,616	265
Life science	14	7	333,853	2.1%	333,853	1,188,132	573
Total	**15**	**1,010**	**$ 15,863,462**	**100.0%**	**$ 16,064,719**		

Portfolio NOI	Current Quarter			
	Total Revenues	Operating Expenses	Net Operating Income	Annualized NOI[3]
Seniors housing triple-net	$ 95,945	$ -	$ 95,945	$ 383,780
Skilled nursing/post-acute	97,367	-	97,367	389,468
Seniors housing operating	180,439	120,273	60,166	240,664
Hospital	22,920	168	22,752	91,008
Medical office	81,998	25,140	56,858	227,432
Life science	10,753	3,250	7,503	30,012
Corporate	243	-	243	972
Total	**$ 489,665**	**$ 148,831**	**$ 340,834**	**$ 1,363,336**

Portfolio Performance[1]

Stable Portfolio[4]	Occupancy	EBITDAR Coverage[5]	EBITDARM Coverage[5]	Facility Revenue Mix		
				Private Pay	Medicaid	Medicare
Seniors housing triple-net[6]	88.2%	1.15x	1.34x	86.4%	9.7%	3.9%
Skilled nursing / post-acute	88.3%	1.49x	1.94x	21.7%	48.4%	29.9%
Seniors housing operating	90.1%	n/a	n/a	99.7%	0.0%	0.3%
Hospital	63.3%	2.09x	2.44x	33.2%	5.7%	61.1%
Medical office	93.6%	n/a	n/a	100.0%	0.0%	0.0%
Life science	97.8%	n/a	n/a	100.0%	0.0%	0.0%
Total		**1.42x**	**1.76x**	**74.1%**	**14.5%**	**11.4%**

Notes:

(1) Includes unconsolidated joint ventures.

(2) Includes pro rata amounts related to investments in unconsolidated joint ventures.

(3) Annualized NOI calculated as current quarter NOI multiplied by 4.

(4) Data as of June 30, 2012 for seniors housing operating, medical office and life science and March 31, 2012 for remaining asset types.

(5) Represents trailing twelve month coverage metrics.

(6) Excludes entrance fee portfolio.

Geographic Concentration[1]

(dollars in thousands)

Balances	Seniors Housing Triple-net	Skilled Nursing / Post-Acute	Seniors Housing Operating	Hospital	Medical Office & Life Science[2]	Total Properties	Investment Balance	% of Total
New Jersey	$ 695,127	$ 469,353	$ -	$ 34,700	$ 219,901	61	$ 1,419,081	8.9%
Texas	224,850	162,479	169,470	198,635	662,303	98	1,417,737	8.9%
California	41,846	-	845,459	312,049	202,071	54	1,401,425	8.8%
Massachusetts	100,840	362,407	323,619	11,438	333,853	57	1,132,157	7.1%
Florida	366,373	203,085	6,316	22,081	463,135	96	1,060,990	6.7%
Pennsylvania	271,098	547,876	-	17,620	-	47	836,594	5.3%
Washington	124,029	-	548,658	-	122,158	30	794,845	5.0%
Connecticut	126,507	102,628	348,519	-	-	37	577,654	3.6%
Ohio	197,911	178,426	85,956	31,671	24,286	39	518,250	3.3%
Wisconsin	186,654	-	-	21,923	286,348	33	494,925	3.1%
Remaining	2,029,759	1,523,866	1,097,517	262,626	1,296,036	458	6,209,804	39.3%
Total	**$ 4,364,994**	**$ 3,550,120**	**$ 3,425,514**	**$ 912,743**	**$ 3,610,091**	**1,010**	**$ 15,863,462**	**100.0%**

NOI	Seniors Housing Triple-net	Skilled Nursing / Post - Acute	Seniors Housing Operating	Hospital	Medical Office & Life Science[2]	Total Properties	Total NOI[1-3]	% of Total
California	$ 1,423	$ -	$ 15,837	$ 8,270	$ 4,001	54	$ 29,531	8.7%
New Jersey	12,637	10,972	-	975	3,990	61	28,574	8.4%
Massachusetts	2,942	10,398	6,574	-	7,503	57	27,417	8.1%
Texas	5,855	5,045	3,345	3,984	9,259	98	27,488	8.1%
Florida	6,456	7,073	219	538	8,755	96	23,041	6.8%
Pennsylvania	6,220	14,130	-	840	-	47	21,190	6.2%
Connecticut	3,351	2,640	7,752	-	-	37	13,743	4.0%
Washington	2,901	-	8,133	-	1,750	30	12,784	3.8%
Wisconsin	4,801	-	-	700	6,777	33	12,278	3.6%
Ohio	3,472	5,289	1,478	876	387	39	11,502	3.4%
Remaining	45,391	41,555	16,828	6,556	21,474	458	131,804	38.9%
Total	**$ 95,449**	**$ 97,102**	**$ 60,166**	**$ 22,739**	**$ 63,896**	**1,010**	**$ 339,352**	**100.0%**

Notes:

(1) Includes unconsolidated entities.

(2) Balance and NOI for Massachusetts represent our Life Science portfolio only.

(3) Represents NOI including discontinued operations for the three months ended June 30, 2012, excluding other income totaling $1,482,000.

Top Ten Customer Descriptions

Genesis HealthCare, LLC, located in Kennett Square, PA, is a privately held company that operates 231 eldercare facilities, consisting of 206 skilled nursing facilities and 25 assisted living facilities, with approximately 28,300 beds across 13 New England and Middle Atlantic states. Genesis also provides third-party rehabilitation services to nearly 1,100 healthcare providers. As of June 30, 2012, the HCN portfolio consisted of 157 facilities in 11 states with an investment balance of $2.6 billion.

Merrill Gardens, LLC, located in Seattle, WA, is a privately held company that operates and/or manages 56 independent and assisted living facilities with over 6,000 units in nine states. As of June 30, 2012, the HCN portfolio consisted of 48 facilities in eight states with an investment balance of $1.1 billion.

Benchmark Senior Living, located in Wellesley, MA, is a privately held company that operates 46 facilities with approximately 4,000 residents across the Northeast. The company currently operates independent living, assisted living, and dementia care facilities that focus on low to moderate acuity. As of June 30, 2012, the HCN portfolio consisted of 35 facilities in six states with an investment balance of $858.5 million.

Brandywine Senior Living, LLC, located in Mount Laurel, NJ, is a privately held company that operates 25 seniors housing facilities with over 2,400 units in five states. As of June 30, 2012, the HCN portfolio consisted of 25 facilities in five states with an investment balance of $722.3 million.

Senior Living Communities, LLC, located in Charlotte, NC, is a privately held company that operates premier continuing care retirement communities (CCRCs) throughout the southeastern United States. The company operates 12 facilities in five states. As of June 30, 2012, the HCN portfolio consisted of 12 facilities in five states with an investment balance of $603.3 million.

Chartwell Seniors Housing REIT, located in Mississauga, Ontario, owns and manages over 230 facilities in North America, and is the largest seniors housing operator in Canada. As of June 30, 2012, the HCN portfolio consisted of 42 facilities with 8,186 units located across four Canadian Provinces with an investment balance of $498.3 million.

Senior Star Living, located in Tulsa, OK, is a private operator of CCRCs and independent living, assisted living and dementia care facilities that operates 12 facilities in six states. As of June 30, 2012, the HCN portfolio consisted of ten facilities in six states with an investment balance of $452.7 million.

Belmont Village, LP, located in Houston, TX, is a private operator of independent living, assisted living and dementia facilities that operates 22 facilities in seven states. As of June 30, 2012, the HCN portfolio consisted of eight facilities in four states with an investment balance of $381.7 million.

Brookdale Senior Living, Inc. (NYSE:BKD), located in Chicago, IL, is a publicly traded company that provides independent living and assisted living services. The company operates 647 facilities in 33 states with the ability to serve approximately 67,000 residents. As of June 30, 2012, the HCN portfolio consisted of 74 facilities in 16 states with an investment balance of $313.8 million.

Chelsea Senior Living, located in Fanwood, NJ, is a privately held company that operates 15 seniors housing facilities throughout New Jersey, New York, and Pennsylvania. As of June 30, 2012, the HCN portfolio consisted of ten facilities in two states with an investment balance of $301.5 million.

By Relationship[1]

(dollars in thousands)

	Total Properties		Investment Balance	% of Balances
Genesis HealthCare, LLC	157	$	2,555,487	16.1%
Merrill Gardens, LLC	48		1,107,023	7.0%
Benchmark Senior Living	35		858,525	5.4%
Brandywine Senior Living, LLC	25		722,284	4.6%
Senior Living Communities, LLC	12		603,348	3.8%
Chartwell Seniors Housing REIT	42		498,260	3.1%
Senior Star Living	10		452,704	2.9%
Belmont Village, LP	8		381,729	2.4%
Brookdale Senior Living, Inc.	74		313,840	2.0%
Chelsea Senior Living	10		301,539	1.9%
Remaining	589		8,068,723	50.8%
Total	**1,010**	**$**	**15,863,462**	**100.0%**

Entrance Fee Portfolio

	Properties	Average Age		Investment Balance	Entrance Fee Units	Entrance Fee Occupancy	Rental Units	Rental Occupancy
Entrance Fee Properties	13	8	$	654,197	1,413	61%	1,177	86%

Same Store Cash NOI Growth[1]

	Properties[2]		2Q11 Same Store Cash NOI		2Q12 Same Store Cash NOI	% Change
Seniors housing triple-net[3]	226	$	62,305	$	64,497	3.5%
Skilled nursing/post-acute[3]	252		73,670		76,123	3.3%
Seniors housing operating[4]	116		49,639		53,292	7.4%
Hospitals[5]	25		17,408		18,098	4.0%
Medical office[5]	140		35,991		37,091	3.1%
Life Science[6]	7		6,331		6,606	4.3%
Total	**766**	**$**	**245,344**	**$**	**255,707**	**4.2%**

Notes:
(1) Includes unconsolidated joint ventures.
(2) Represents those properties in the portfolio (both stable and unstable) for the 15 months preceding the end of the portfolio performance period.
(3) Represents rent/interest cash receipts excluding the impact of lease or loan basis changes (e.g., rent-producing capital improvement additions for leases and principal draws or paydowns for loans).
(4) See page 7.
(5) See page 8.
(6) See page 10.

Portfolio Performance - Same Store Triple–Net (1)

Trailing Twelve EBITDARM Coverage

Seniors Housing Triple-Net (136 properties)


1.70
1.60
1.50
1.40
1.30
1.48x
2Q10
3Q10
4Q10
1Q11
2Q11
3Q11
4Q11
1Q12

Skilled Nursing/Post-Acute (159 properties)


2.50
2.30
2.10
1.90
1.70
2.27x
2Q10
3Q10
4Q10
1Q11
2Q11
3Q11
4Q11
1Q12

Hospitals (13 properties)


3.10
2.60
2.10
1.60
1.10
2.26x
2Q10
3Q10
4Q10
1Q11
2Q11
3Q11
4Q11
1Q12

Basis Points	YoY 1Q12/1Q11	QoQ 1Q12/4Q11
Seniors Housing Triple-Net	-6	-1
Skilled Nursing/Post-Acute	-13	-11
Hospitals	-36	-4

Notes:

(1) Represents those properties in the stable portfolio for the 24 months preceding the end of the portfolio performance reporting period.

Portfolio Composition - Seniors Housing Operating[1]

(dollars in thousands)

Total Performance	2Q11	3Q11	4Q11	1Q12	2Q12
Properties	99	99	112	118	160
Average age (years)	13	13	12	12	14
Beds/Units	10,536	10,537	12,420	13,193	21,380
Investment balance	$ 2,207,194	$ 2,173,410	$ 2,792,088	$ 2,962,709	$ 3,425,514
Total occupancy	86.3%	86.6%	87.3%	87.3%	87.9%
Total revenues	$ 123,149	$ 125,125	$ 136,525	$ 158,174	$ 180,439
Operating expenses	$ 84,334	$ 86,218	$ 94,319	$ 107,243	$ 120,273
NOI	$ 38,815	$ 38,906	$ 42,207	$ 50,931	$ 60,166
Total cap-ex/TI/LC	$ 4,066	$ 4,319	$ 4,070	$ 5,056	$ 4,238

Same Store Cash NOI Performance[2]	2Q11	2Q12
Properties	116	116
Total revenues	$ 155,613	$ 164,296
Operating expenses	$ 105,974	$ 111,004
NOI	$ 49,639	$ 53,292

Secured Debt[3]	Amount	Blended Interest Rate	Weighted Average Maturity
Principal balance	$ 1,596,735	5.1%	7.3

Geographic Concentration	Investment Balance	Properties	Beds/Units	% of Balance
California	$ 845,459	34	4,142	24.7%
Washington	548,658	18	2,214	16.0%
Connecticut	348,519	14	1,380	10.2%
Massachusetts	323,619	13	1,054	9.4%
Quebec	240,398	19	5,153	7.0%
Other	1,118,861	62	7,437	32.7%
Total	$ 3,425,514	160	21,380	100.0%

Operator Concentration	Investment Balance	Properties	Beds / Units	HCN Ownership %
Merrill Gardens, LLC	$ 1,107,023	48	5,821	80.0%
Benchmark Senior Living	855,628	34	3,005	95.0%
Chartwell Seniors Housing REIT	498,260	42	8,186	54.0%
Belmont Village, LP	381,729	8	1,079	95.0%
Senior Star Living	323,082	9	1,687	90.0%
Silverado Senior Living, Inc.	259,792	19	1,602	95.0%
Total	$ 3,425,514	160	21,380	83.7%

Notes:

(1) Dollars represent 100% of partnerships except unconsolidated joint ventures which are reflected at HCN's ownership percentage.

(2) Represents those properties in operation for 15 months preceding the end of the portfolio performance period. Amounts for 2Q11 include the performance of some properties that were not owned or operated by HCN.

(3) Non-recourse debt to HCN, secured by the joint ventures' assets.

Portfolio Composition - Medical Office Buildings

(dollars in thousands)

	Properties	Square Feet	Investment Balance	Total Revenues	Operating Expenses	NOI	Age	Occupancy
Health system-affiliated	156	10,698,152	$ 2,806,997	$ 71,910	$ 22,012	$ 49,898	11	94.3%
Unaffiliated	36	1,241,468	322,562	8,315	2,785	5,530	17	87.8%
Subtotal	**192**	**11,939,620**	**3,129,559**	**80,225**	**24,797**	**55,428**	**12**	**93.6%**
Equity investment[1]	6	405,414	44,933	1,213	333	880		
Discontinued operations	-	-	-	43	10	33		
Development	5	501,178	60,506	-	-	-		
Loans	1	72,404	6,165	517	-	517		
Land	6	-	35,075	-	-	-		
Total	**210**	**12,918,616**	**$ 3,276,238**	**$ 81,998**	**$ 25,140**	**$ 56,858**		

Portfolio Performance - Medical Office Buildings[2]

Total Performance	2Q11	3Q11	4Q11	1Q12	2Q12
Properties	147	159	171	184	192
Square feet	8,247,296	8,876,920	9,807,327	11,105,897	11,939,620
Investment balance	$ 2,105,026	$ 2,255,360	$ 2,509,720	$ 2,932,141	$ 3,129,559
Occupancy	93.4%	93.3%	93.4%	93.1%	93.6%
Total revenue	$ 55,611	$ 60,946	$ 63,493	$ 74,251	$ 80,225
Operating expenses	$ 15,423	$ 17,104	$ 18,324	$ 21,853	$ 24,797
NOI from continuing operations	$ 40,188	$ 43,842	$ 45,169	$ 52,398	$ 55,428
Total cap-ex/TI/LC	$ 4,858	$ 5,673	$ 5,080	$ 3,529	$ 6,409
Expired (square feet)[3]	581,102	720,182	702,421	784,487	844,417
Retained (square feet)[3]	483,197	590,325	557,237	647,186	678,122
Retention rate[3]	83.2%	82.0%	79.3%	82.5%	80.3%

Same Store Cash Performance	2Q11	3Q11	4Q11	1Q12	2Q12
Properties	140	140	140	140	140
Square feet	7,854,702	7,854,702	7,854,702	7,854,702	7,854,702
Investment balance	$ 2,032,766	$ 2,028,584	$ 2,003,466	$ 1,987,828	$ 1,974,932
Occupancy	93.3%	93.1%	93.2%	92.5%	92.7%
Cash revenue	$ 50,232	$ 51,977	$ 51,636	$ 51,115	$ 51,391
Operating expenses	$ 14,241	$ 14,905	$ 14,382	$ 13,790	$ 14,300
Cash NOI	$ 35,991	$ 37,072	$ 37,254	$ 37,325	$ 37,091

Remaining Lease Expirations	2012	2013	2014	2015	2016
Square feet	277,177	614,441	625,833	692,232	922,967
% of total portfolio	2.3%	5.1%	5.2%	5.8%	7.7%

Notes:

(1) Dollar amounts reflected at HCN's ownership interest in unconsolidated joint venture properties.

(2) Results and forecasts include month-to-month and holdover leases and exclude mortgages, land, equity investments and discontinued operations.

(3) Amounts represent trailing twelve months from the indicated quarter end.

Portfolio Concentration - Medical Office Buildings

(dollars in thousands, except per square foot)

By Tenant[1]	Square Feet	% of Total
Aurora Health Care	1,441,588	12.1%
Summit Health Virtua	380,931	3.2%
Melbourne Internal Medicine Associates	363,839	3.0%
Texas Health Resources	351,518	2.9%
Kelsey-Seybold Management Services	312,165	2.6%
Remaining Portfolio	9,089,579	76.2%
Total	**11,939,620**	**100.0%**

By State	Properties	Square Feet	% of Total	Committed Balance	Committed Balance per Square Foot[2]
Texas	35	2,283,510	17.7%	$ 663,606	$ 291
Florida	37	1,568,630	12.1%	463,135	295
Wisconsin	18	1,441,588	11.2%	286,348	199
New Jersey	7	880,311	6.8%	247,956	282
Georgia	13	953,252	7.4%	206,311	216
California	10	687,130	5.3%	202,071	294
Washington	5	451,677	3.5%	169,350	409
Missouri	5	397,700	3.1%	128,795	324
Indiana	5	419,969	3.3%	118,093	281
Nevada	9	324,992	2.5%	102,037	314
Remaining Portfolio	66	3,509,857	27.2%	784,070	235
Total	**210**	**12,918,616**	**100.0%**	**3,371,771**	**265**

Notes:

(1) Excludes equity investments, development and loan properties.

(2) Includes pro rata amounts related to investments in unconsolidated joint ventures.

Portfolio Composition - Life Science Buildings

(dollars in thousands; dollar amounts reflected at HCN's 49% ownership interest)

Total Life Science Performance	2Q11	3Q11	4Q11	1Q12	2Q12
Properties	7	7	7	7	7
Average age (years)	13	13	13	13	14
Square feet	1,188,132	1,188,132	1,188,132	1,188,132	1,188,132
Investment balance	$ 342,725	$ 340,235	$ 337,800	$ 336,239	$ 333,853
Occupancy	100.0%	100.0%	100.0%	100.0%	97.8%
Total revenues	$ 10,584	$ 10,814	$ 10,761	$ 11,023	$ 10,753
Operating expenses	$ 3,212	$ 3,199	$ 3,139	$ 3,598	$ 3,250
NOI[1]	$ 7,372	$ 7,615	$ 7,622	$ 7,425	$ 7,503
Total cap-ex/TI/LC	$ -	$ -	$ 6	$ 918	$ 148

Same Store Cash NOI Performance	2Q11	2Q12
Properties	7	7
Total revenues	$ 9,526	$ 9,840
Operating expenses	$ 3,195	$ 3,234
NOI	$ 6,331	$ 6,606

Secured Debt[2]	Amount	Blended Interest Rate	Weighted Average Maturity
Principal balance	$ 160,717	6.3%	2.5

By Tenant	Square Feet	% of Total
Millennium (Takeda)	628,934	52.9%
Vertex	145,275	12.2%
Brigham & Women's Hospital	125,096	10.5%
Ariad Pharmaceuticals	100,361	8.4%
Novartis	70,475	5.9%
Genzyme	56,853	4.8%
Remaining portfolio	61,138	5.1%
Total[3]	**1,188,132**	**100.0%**

Notes:

(1) NOI includes amortization of below market rents and straight-line rent of $913,000 and non-cash expense of $16,000 for the three months ended June 30, 2012.

(2) Non-recourse debt to HCN, secured by the joint venture's assets.

(3) Excludes two parking garages consisting of 1,709 spaces included in the Forest City Enterprises joint venture.

Development Activity

(dollars in thousands)

	Projects	Beds / Units / Square Feet	CIP Balance at 12/31/11	2012 YTD Funding	2012 YTD Conversions	CIP Balance at 6/30/12
Development Properties						
Seniors housing triple-net	7	557	$ 60,085	$ 47,446	$ (51,990)	$ 55,541
Skilled nursing/post-acute	5	554	24,017	30,003	(7,177)	46,843
Medical office	5	501,178	101,234	64,938	(105,666)	60,506
Sub-total	**17**		**$ 185,336**	**$ 142,387**	**$ (164,833)**	**$ 162,890**
Expansion Projects						
Seniors housing triple-net	10	129	$ 4,165	$ 3,969	$ (240)	$ 7,894
Total	**27**		**$ 189,501**	**$ 146,356**	**$ (165,073)**	**$ 170,784**

Development Funding Projections[1]

Development Properties	Projects	Beds / Units / Square Feet	Projected Yields[2]	Projected Future Funding: 2012 Funding	2013 Funding	Unfunded Commitments	Committed Balances
Seniors housing triple-net	7	557	8.4%	$ 45,240	$ 9,850	$ 55,090	$ 110,630
Skilled nursing/post-acute	5	554	9.3%	22,914	3,687	26,601	73,445
Medical office	5	501,178	8.5%	81,608	13,926	95,534	156,040
Total	**17**		**8.6%**	**$ 149,762**	**$ 27,463**	**$ 177,225**	**$ 340,115**

Development Project Conversion Estimates[1]

Quarterly Conversions

	Amount	Projected Yields[2]
1Q12 actual	$ 117,535	8.4%
2Q12 actual	47,298	8.4%
3Q12 estimate	31,252	8.5%
4Q12 estimate	128,830	8.7%
1Q13 estimate	133,263	8.6%
2Q13 estimate	37,950	8.2%
3Q13 estimate	8,820	8.0%
4Q13 estimate	-	0.0%
Total	**$ 504,948**	**8.5%**

Annual Conversions

	Amount	Projected Yields[2]
2012 estimate	$ 324,915	8.5%
2013 estimate	180,033	8.5%
2014 estimate	-	0.0%
2015 estimate	-	0.0%
2016+ estimate	-	0.0%
Total	**$ 504,948**	**8.5%**

Notes:
(1) Excludes expansion projects.
(2) Actual yields may be higher if the underlying market rates increase. MOBs represent stabilized yields.

Development Projects Summary[1]

(dollars in thousands)

Seniors Housing Triple-Net

Facility	Total	Unit Mix: Ind. Living	Unit Mix: Assist. Living	Unit Mix: Dem. Care	Unit Mix: Skilled Nursing	Commitment Amount	Balance at 6/30/12	Estimated Conversion
Webster Groves, MO	80	-	62	18	-	$ 17,627	$ 14,546	3Q12
Lexington, KY	117	-	34	29	54	14,123	8,432	4Q12
Tulsa, OK	75	-	57	18	-	11,600	7,613	4Q12
Highland Park, IL	64	-	20	44	-	19,000	12,308	1Q13
Flower Mound, TX	74	-	51	23	-	10,330	2,335	1Q13
Voorhees, NJ	102	-	75	27	-	28,500	7,935	2Q13
Winter Garden, FL	45	-	-	45	-	9,450	2,372	2Q13
Subtotal	**557**	**-**	**299**	**204**	**54**	**$ 110,630**	**$ 55,541**	

Skilled Nursing/Post-Acute

Facility	Total	Unit Mix: Ind. Living	Unit Mix: Assist. Living	Unit Mix: Dem. Care	Unit Mix: Skilled Nursing	Commitment Amount	Balance at 6/30/12	Estimated Conversion
Lapeer, MI	94	-	22	12	60	$ 7,945	$ 4,834	3Q12
Monclova, OH	133	-	12	21	100	14,300	7,304	4Q12
Grand Blanc, MI	84	-	22	11	51	8,700	5,735	4Q12
Voorhees, NJ	124	-	-	-	124	29,100	19,919	1Q13
Nashville, TN	119	-	-	-	119	13,400	9,051	1Q13
Subtotal	**554**	**-**	**56**	**44**	**454**	**$ 73,445**	**$ 46,843**	

Medical Office Buildings

Facility	Rentable Square Feet	Preleased%	Health System Affiliation	Commitment Amount	Balance at 6/30/12	Estimated Conversion
Harker Heights, TX	13,400	100%	Yes	$ 5,680	$ 4,377	3Q12
Mount Vernon, IL	130,647	92%	Yes	25,806	15,197	4Q12
Moorestown, NJ	180,966	93%	Yes	54,300	26,245	4Q12
Tacoma, WA	120,833	100%	Yes	61,434	14,242	1Q13
Highland, IL	55,332	68%	Yes	8,820	445	3Q13
Subtotal	**501,178**	**92%**		**$ 156,040**	**$ 60,506**	
Total Development Projects				**$ 340,115**	**$ 162,890**	

Notes:
(1) Excludes expansion projects.

Unstabilized Properties

(dollars in thousands)

	3/31/12 Properties	Stabilized	Construction Conversions	Acquisitions/ Expansions/ Reclassifications	6/30/12 Properties
Seniors housing triple-net	28	(3)	2	2	29
Skilled nursing/post-acute	-	-	1	-	1
Hospital	2	-	-	-	2
Total	**30**	**(3)**	**3**	**2**	**32**

	6/30/12 Properties	Beds / Units		Investment Balance	% of Total Investment
Seniors housing triple-net	29	4,364	$	913,482	5.8%
Skilled nursing/post-acute	1	68		7,177	0.0%
Hospital	2	152		235,354	1.5%
Total	**32**	**4,584**	**$**	**1,156,013**	**7.3%**

Occupancy

	3/31/12 Properties	Stabilized	Construction Conversions	Acquisitions/ Expansions	Progressions/ Reclassification	6/30/12 Properties
0% - 50%	11	-	3	-	(1)	13
50% - 70%	11	(1)	-	-	(1)	9
70% +	8	(2)	-	2	2	10
Total	**30**	**(3)**	**3**	**2**	**-**	**32**

	6/30/12 Properties	Months in Operation		Revenues	% of Total Revenues[1]		Investment Balance	% of Total Investment
0% - 50%	13	12	$	23,616	2.1%	$	366,436	2.3%
50% - 70%	9	21		43,739	3.9%		485,321	3.1%
70% +	10	19		23,261	2.1%		304,256	1.9%
Total	**32**	**17**	**$**	**90,616**	**8.0%**	**$**	**1,156,013**	**7.3%**

Notes:
(1) Includes annualized revenues as presented on page 20 - revenue and lease maturity.

Relationship Investment History

(dollars in millions)


$3,000
$2,500
$2,000
$1,500
$1,000
$500
$0
1Q10
2Q10
3Q10
4Q10
1Q11
2Q11
3Q11
4Q11
1Q12
2Q12
Existing relationships
New relationships

Gross investments	1Q10	2Q10	3Q10	4Q10	1Q11	2Q11	3Q11	4Q11	1Q12	2Q12	Average
Existing relationships	$ 283	$ 188	$ 607	$ 464	$ 466	$ 391	$ 280	$ 758	$ 647	$ 602	$ 469
New relationships	302	105	95	1,107	894	2,426	364	407	106	547	635
Total	$ 585	$ 293	$ 702	$ 1,571	$ 1,360	$ 2,817	$ 644	$ 1,165	$ 753	$ 1,149	$ 1,104
% Existing relationships	48%	64%	86%	30%	34%	14%	43%	65%	86%	52%	42%

Gross Investment Activity

(dollars in thousands, except per bed / unit / square foot)

	Second Quarter 2012						
	Properties	Beds / Units / Square Feet			Amount	Investment Per Bed / Unit / Square Foot	Yield
Real Property Acquisitions							
Seniors housing triple-net	14	1,330	units	$	234,192	$ 176,084	7.3%
Skilled nursing/post-acute	7	799	beds		95,900	120,025	8.9%
Seniors housing operating	3	525	units		82,397	156,947	7.4%
Medical office	7	739,357	sf		200,020	271	7.3%
Land parcels	1				2,610		
Total acquisitions	**32**			**$**	**615,119**		**7.5%**
Construction in Progress							
Development projects:							
Seniors housing triple-net	7	557	units	$	20,680		
Skilled nursing/post-acute	5	554	beds		18,303		
Medical office	5	501,178	sf		24,381		
Total development projects	**17**			$	**63,364**		
Expansion projects:							
Seniors housing triple-net	10	129	units		3,969		
Total expansion projects	**10**			$	**3,969**		
Total construction in progress	**27**				**67,333**		
Investments in unconsolidated joint ventures					431,488		7.4%
Capital improvements to existing properties					25,481		7.9%
Loan advances					9,693		8.5%
Gross Investments				**$**	**1,149,114**		

Gross Investment Activity

(dollars in thousands, except per bed / unit / square foot)

	Year-to-Date 2012							
	Properties	Beds / Units / Square Feet			Amount		Investment Per Bed / Unit / Square Foot	Yield
Real Property Acquisitions								
Seniors housing triple-net	17	1,892	units	$	329,692	$	174,256	7.3%
Skilled nursing/post-acute	7	799	beds		95,900		120,025	8.9%
Seniors housing operating	9	1,281	units		292,397		228,257	7.0%
Hospital	1	44	beds		16,575		376,705	8.3%
Medical office	19	1,739,594	sf		532,232		306	6.7%
Land parcels	1				2,713			
Total acquisitions	**54**			**$**	**1,269,509**			**7.1%**
Construction in Progress								
Development projects:								
Seniors housing triple-net	7	557	units	$	47,447			
Skilled nursing/post-acute	5	554	beds		30,003			
Medical office	5	501,178	sf		64,938			
Total development projects	**17**				**142,388**			
Expansion projects:								
Seniors housing triple-net	10	129	units	$	3,969			
Total expansion projects	**10**			**$**	**3,969**			
Total construction in progress	**27**				**146,357**			
Investments in unconsolidated joint ventures					431,488			7.4%
Capital improvements to existing properties					34,770			8.2%
Loan advances					20,354			7.9%
Gross Investments				**$**	**1,902,478**			

Investment Timing

(dollars in thousands)

	Acquisitions/ Joint Ventures	Yield	Loan Advances	Yield	Construction Conversions	Yield	Dispositions	Yield
Apr	$ 20,470	7.5%	$ 5,435	8.1%	$ -	0.0%	$ 1,250	0.0%
May	299,927	7.8%	926	9.6%	28,131	8.5%	-	0.0%
Jun	294,722	7.3%	3,331	8.9%	19,167	8.2%	90,404	10.9%
Total	$ 615,119	7.5%	$ 9,692	8.5%	$ 47,298	8.4%	$ 91,654	10.8%

Disposition Activity

(dollars in thousands)

	Second Quarter 2012		Year-to-Date 2012	
	Amount	% of Total	Amount	% of Total
Dispositions by Property Type				
Seniors housing triple-net	$ 20,480	22.3%	$ 20,480	16.6%
Skilled nursing/post-acute	69,924	76.3%	69,924	56.6%
Hospital	1,250	1.4%	1,250	1.0%
Medical office	-	0.0%	31,815	25.8%
Total	$ 91,654	100.0%	$ 123,469	100.0%

Discontinued Operations

	Second Quarter		Year-to-Date	
	2012	2011	2012	2011
Revenues				
Rental income	$ 9,833	$ 15,943	$ 20,040	$ 32,242
Expenses				
Interest expense	1,794	3,289	3,543	6,490
Property operating expenses	10	1,219	436	2,970
Depreciation and amortization	1,046	3,798	3,564	8,882
Income/(loss) from discontinued operations, net	$ 6,983	$ 7,637	$ 12,497	$ 13,900

Net Operating Income Reconciliation[1]

(dollars in thousands)

	Three Months Ended June 30, 2012	Three Months Ended June 30, 2011	Six Months Ended June 30, 2012	Six Months Ended June 30, 2011
Total revenues:				
Seniors housing triple-net:				
Seniors housing	$ 91,571	$ 76,128	$ 178,895	$ 144,781
Skilled nursing/post-acute	94,996	93,119	186,311	130,207
Sub-total rental income	**186,567**	**169,247**	**365,206**	**274,988**
Interest income	5,984	11,036	11,861	20,414
Other income	761	4,497	1,607	5,004
Total seniors housing triple-net income	**193,312**	**184,780**	**378,674**	**300,406**
Seniors housing operating: Resident fees and services[2]	**180,439**	**123,149**	**338,615**	**194,435**
Medical facilities:				
Rental income[3]				
Medical office[2]	81,018	58,560	156,040	113,329
Hospital	21,527	17,561	42,329	30,228
Life science[2]	10,753	10,584	21,777	21,854
Sub-total rental income	**113,298**	**86,705**	**220,146**	**165,411**
Interest income	1,895	1,830	4,159	4,161
Other income	478	466	1,082	2,251
Total medical facilities income	**115,671**	**89,001**	**225,387**	**171,823**
Non-segment/corporate other income	243	378	478	910
Total revenues	**489,665**	**397,308**	**943,154**	**667,574**
Property operating expenses:				
Seniors housing operating[2]	120,273	84,334	227,516	133,606
Medical facilities[2,3]	28,558	20,185	54,913	40,094
Total property operating expenses	**148,831**	**104,519**	**282,429**	**173,700**
Net operating income:				
Seniors housing triple-net	193,312	184,780	378,674	300,406
Seniors housing operating	60,166	38,815	111,099	60,829
Medical facilities	87,113	68,816	170,474	131,729
Non-segment/corporate	243	378	478	910
Net operating income	**$ 340,834**	**$ 292,789**	**$ 660,725**	**$ 493,874**

Notes:

(1) Please see discussion of Supplemental Reporting Measures on page 25.

(2) Includes HCN's share of revenues and expenses from unconsolidated joint ventures. See pages 7, 8 and 10 for more information.

(3) The three months ended June 30, 2012 includes the following amounts (in thousands):

Rental income from discontinued operations:	
Seniors housing triple-net	$ 1,166
Skilled nursing/post-acute	8,624
Medical office	43
Total	**$ 9,833**
Non-cash rental income from continuing operations:	
Seniors housing triple-net	$ 2,819
Skilled nursing/post-acute	6,654
Hospital	326
Medical office	3,085
Life science[2]	913
Total	**$ 13,797**
Property operating expenses from discontinued operations:	
Medical office	$ 10
Total	**$ 10**

Adjusted EBITDA Reconciliation[1]

(dollars in thousands)

	Twelve Months Ended June 30, 2012	Three Months Ended June 30, 2012
Net Income	$ 229,029	$ 76,875
Interest expense[2]	368,379	96,762
Income tax expense	3,965	1,447
Depreciation and amortization[2]	498,169	132,963
Stock-based compensation	16,177	2,307
Provision for loan losses	1,595	-
Loss (gain) on extinguishment of debt	(403)	576
Adjusted EBITDA	$ 1,116,911	$ 310,930

Interest Coverage Ratio[3]

	Twelve Months Ended June 30, 2012	Three Months Ended June 30, 2012
Interest expense[2]	$ 368,379	$ 96,762
Capitalized interest	10,745	2,140
Non-cash interest expense	(14,033)	(2,849)
Total interest	$ 365,091	$ 96,053
Adjusted EBITDA	$ 1,116,911	$ 310,930
Adjusted interest coverage ratio	3.06x	3.24x

Fixed Charge Coverage Ratio[4]

	Twelve Months Ended June 30, 2012	Three Months Ended June 30, 2012
Total interest[2]	$ 365,091	$ 96,053
Secured debt principal amortization	32,983	9,567
Preferred dividends	70,394	16,719
Total fixed charges	$ 468,468	$ 122,339
Adjusted EBITDA	$ 1,116,911	$ 310,930
Adjusted fixed charge coverage ratio	2.38x	2.54x

Net Debt to EBITDA Ratio

	Twelve Months Ended June 30, 2012	Three Months Ended June 30, 2012
Total debt		$ 7,685,500
Less: cash and cash equivalents		(204,895)
Net debt		$ 7,480,605
Adjusted EBITDA Annualized		1,243,720
Net debt to adjusted EBITDA ratio		6.01x

Notes:

(1) Please see discussion of Supplemental Reporting Measures on page 25.

(2) Interest expense and depreciation and amortization include discontinued operations.

(3) A comparable covenant in our senior unsecured notes is a minimum of 1.50 times for the twelve months ended.

(4) A comparable covenant in our primary unsecured line of credit arrangement is a minimum of 1.50 times for the twelve months ended.

Revenue and Lease Maturity

(dollars in thousands except per share data)

Year	Rental Income[1]: Seniors Housing Triple-net	Rental Income[1]: Skilled Nursing / Post-Acute	Rental Income[1]: Hospitals	Rental Income[1]: Medical Office	Rental Income[1]: Total Rental Income	Interest Income[2]	Total Revenues	% of Total
2012	$ 2,528	$ 25,822	$ -	$ 6,136	$ 34,486	$ 1,183	$ 35,669	3.2%
2013	53,182	-	-	13,952	67,134	6,757	73,891	6.6%
2014	21,046	4,812	-	13,336	39,194	5,634	44,828	4.0%
2015	-	2,026	-	15,495	17,521	681	18,202	1.6%
2016	-	-	-	21,046	21,046	804	21,850	1.9%
2017	13,038	3,903	2,350	23,294	42,585	3,135	45,720	4.1%
2018	37,161	-	-	12,337	49,498	1,681	51,179	4.5%
2019	9,463	-	-	14,625	24,088	1,965	26,053	2.3%
2020	13,259	28,107	6,036	14,300	61,702	1,410	63,112	5.6%
2021	12,192	48,735	-	20,812	81,739	634	82,373	7.3%
Thereafter	210,032	259,914	77,086	110,471	657,503	5,304	662,807	58.9%
	$ 371,901	**$ 373,319**	**$ 85,472**	**$ 265,804**	**$ 1,096,496**	**$ 29,188**	**$ 1,125,684**	**100.0%**

Notes:

(1) Rental Income represents annualized base rent for effective lease agreements. The amounts are derived from the current contracted monthly base rent including straight-line for leases with fixed escalators or annual cash rent for leases with contingent escalators, net of collectability reserves, if applicable. Rental Income does not include common area maintenance charges or the amortization of above/below market lease intangibles.

(2) Reflects contract rate of interest for loans, net of collectability reserves if applicable.

Debt Maturities and Principal Payments

(dollars in thousands)

Year	Lines of Credit[1]	Senior Notes[2,3]	Secured Debt[2]	Consolidated Debt[5]	% of Total	Joint Ventures[6]	Combined Debt	% of Total
2012	$ 5,000	$ 244,939	$ 19,610	$ 269,549	3.5%	$ 43,288	$ 312,837	3.9%
2013	-	300,000	220,373	520,373	6.8%	53,336	573,709	7.2%
2014	-	-	201,317	201,317	2.6%	53,833	255,150	3.2%
2015	388,000	250,000	214,550	852,550	11.2%	61,402	913,952	11.5%
2016	-	700,000	301,528	1,001,528	13.1%	62,538	1,064,066	13.3%
2017	-	450,000	315,546	765,546	10.0%	50,037	815,583	10.2%
2018	-	-	298,437	298,437	3.9%	10,664	309,101	3.9%
Thereafter	-	2,994,403	714,082	3,708,485	48.9%	26,372	3,734,857	46.8%
Totals	**$ 393,000**	**$ 4,939,342**	**$ 2,285,443**	**$ 7,617,785**	**100.0%**	**$ 361,470**	**$ 7,979,255**	**100.0%**
Weighted Avg Interest Rate[7]	**1.7%**	**5.0%**	**5.1%**	**4.9%**		**5.7%**	**4.9%**	
Weighted Avg Maturity Years[3]	**3.0**	**9.3**	**8.6**	**8.8**		**3.5**	**8.5**	

Fixed and Floating Rate Debt

(dollars in thousands)

	Consolidated Debt	% of Consolidated	Combined Debt	% of Combined
Fixed Rate Debt				
Senior notes	$ 4,939,342	64.8%	$ 4,939,342	61.9%
Secured debt[4]	2,067,121	27.1%	2,400,015	30.1%
Total fixed	**$ 7,006,463**	**92.0%**	**$ 7,339,357**	**92.0%**
Floating Rate Debt				
Lines of credit	$ 393,000	5.2%	$ 393,000	4.9%
Secured debt[4]	218,322	2.9%	246,898	3.1%
Total floating	**$ 611,322**	**8.0%**	**$ 639,898**	**8.0%**
Total debt	**$ 7,617,785**	**100.0%**	**$ 7,979,255**	**100.0%**

Notes:

(1) The $2.0 billion primary line of credit currently matures on July 27, 2015 with remaining availability of $1.6 billion as of June 30, 2012.

(2) Amounts above represent principal amounts due and do not include unamortized premiums/discounts or other fair value adjustments as reflected on the balance sheet.

(3) $168 million of convertible senior notes will be redeemed in 3Q12 and $494 million of convertible senior notes are puttable on December 1, 2014. Weighted average maturities would be 7.4 years and 7.8 years for senior notes and consolidated debt, respectively, using the puttable dates.

(4) $136 million of floating rate secured debt is characterized as fixed rate debt due to interest rate swap agreements at March 31, 2012. If one treated this as floating rate debt, consolidated debt would be 94.1% fixed and 5.9% floating.

(5) Excludes capital lease obligations of $80.3 million, of which $71.6 million mature in November 2013 and $8.7 million mature in April 2015.

(6) Represents HCN's share of secured debt at unconsolidated joint ventures.

(7) Line of credit interest rate represents 1-month LIBOR + 110 bps at June 30, 2012. Senior notes and secured debt average interest rate represents the face value note rate.

Current Capitalization

(amounts in thousands except per share data)

		Consolidated	% of Total
Book Capitalization			
Lines of credit	$	393,000	2.5%
Long-term debt obligations		7,292,500	45.8%
Debt to consolidated book capitalization[1]		**7,685,500**	**48.3%**
Total equity		8,227,793	51.7%
Consolidated book capitalization	**$**	**15,913,293**	**100.0%**
HCN share of unconsolidated joint venture debt		361,470	
Total book capitalization	**$**	**16,274,763**	
Undepreciated Book Capitalization			
Lines of credit	$	393,000	2.3%
Long-term debt obligations		7,292,500	42.2%
Debt to consolidated undepreciated book capitalization		**7,685,500**	**44.5%**
Accumulated depreciation and amortization		1,369,449	7.9%
Total equity		8,227,793	47.6%
Consolidated undepreciated book capitalization	**$**	**17,282,742**	**100.0%**
HCN share of unconsolidated joint venture debt		361,470	
Total undepreciated book capitalization	**$**	**17,644,212**	
Enterprise Value			
Lines of credit	$	393,000	1.9%
Long-term debt obligations		7,292,500	34.0%
Debt to consolidated enterprise value		**7,685,500**	**35.9%**
Common shares outstanding		214,691	
Period end share price		$58.30	
Common equity market capitalization		**12,516,485**	**58.4%**
Noncontrolling interests		203,788	1.0%
Preferred stock		1,022,917	4.7%
Consolidated enterprise value	**$**	**21,428,690**	**100.0%**
HCN share of unconsolidated joint venture debt		361,470	
Total enterprise value	**$**	**21,790,160**	
Secured Debt as % of Total Assets[2]			
Secured debt	**$**	**2,299,674**	**14.1%**
Total assets	$	16,347,426	
Total Debt as % of Total Assets[3]			
Total debt	**$**	**7,685,500**	**47.0%**
Total assets	$	16,347,426	
Unsecured Debt as % of Unencumbered Assets[4]			
Unsecured debt	**$**	**5,303,871**	**42.3%**
Unencumbered assets	$	12,544,340	

Notes:

(1) A comparable covenant in our primary unsecured line of credit arrangement is a maximum of 60%.

(2) A comparable covenant in our senior unsecured notes is a maximum of 40%. A comparable covenant in our primary unsecured line of credit arrangement is a maximum of 30%.

(3) A comparable covenant in our senior unsecured notes is a maximum of 60%.

(4) A comparable covenant in our primary unsecured line of credit arrangement is a maximum of 60%. A comparable covenant in our senior unsecured notes is a maximum of 66.7%.

Age: Current year, less the year built, adjusted for major renovations.

Cap-ex, Tenant Improvements, Leasing Commissions: Represents amounts paid in cash for: 1) recurring and non-recurring capital expenditures required to maintain and re-tenant our properties, 2) second generation tenant improvements and 3) leasing commissions paid to third party leasing agents to secure new tenants.

CCRC: Continuing care retirement communities include a combination of detached homes, an independent living facility, an assisted living facility and/or a skilled nursing facility on one campus. Resident payment plans vary, but can include entrance fees, condominium fees and rental fees. Many of these communities also charge monthly maintenance fees in exchange for a living unit, meals and some health services.

Committed Balance: Represents investment balance plus unfunded construction commitments for which initial funding has commenced.

Construction Conversion: Represents completed construction projects that were placed into service and began earning rent.

EBITDAR: Earnings before interest, taxes, depreciation, amortization and rent. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate EBITDAR and has not independently verified the information.

EBITDAR Coverage: Represents the ratio of EBITDAR to contractual rent for leases or interest and principal payments for loans. EBITDAR coverage is a measure of a property's ability to generate sufficient cash flows for the operator/borrower to pay rent and meet other obligations. The coverage shown excludes properties that are unstabilized, closed or for which data is not available or meaningful.

EBITDARM: Earnings before interest, taxes, depreciation, amortization, rent and management fees. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate EBITDARM and has not independently verified the information.

EBITDARM Coverage: Represents the ratio of EBITDARM to contractual rent for leases or interest and principal payments for loans. EBITDARM coverage is a measure of a property's ability to generate sufficient cash flows for the operator/borrower to pay rent and meet other obligations, assuming that management fees are not paid. The coverage shown excludes properties that are unstabilized, closed or for which data is not available or meaningful.

Entrance Fee: A property where the resident pays a substantial upfront fee and an ongoing monthly service fee for the right to occupy a unit. Typically, a portion of the upfront fee is refundable.

Health System-Affiliated: Properties are considered affiliated with a health system if one or more of the following conditions are met: 1) the land parcel is contained within the physical boundaries of a hospital campus; 2) the land parcel is located adjacent to the campus; 3) the building is physically connected to the hospital regardless of the land ownership structure; 4) a ground lease is maintained with a health system entity; 5) a master lease is maintained with a health system entity; 6) significant square footage is leased to a health system entity; 7) the property includes an ambulatory surgery center with a hospital partnership interest; or (8) a significant square footage is leased to a physician group that is either employed, directly or indirectly by a health system, or has a significant clinical and financial affiliation with the health system.

Hospitals: Hospitals generally include acute care hospitals, inpatient rehabilitation hospitals and long-term acute care hospitals. Acute care hospitals provide a wide range of inpatient and outpatient services, including, but not limited to, surgery, rehabilitation, therapy and clinical laboratories. Long-term acute care hospitals provide inpatient services for patients with complex medical conditions who require more intensive care, monitoring or emergency support than that available in most skilled nursing facilities.

Investment Amount:
Acquisitions – Represents purchase price excluding accounting adjustments pursuant to U.S. GAAP.
New loans – Represents face amount of new loan.
Construction conversion – Represents book balance converted from CIP to real property upon completion.
Capital improvements to existing properties – Represents cash funded to tenants under an existing lease.
Loan advances – Represents cash funded to operators under an existing loan agreement.

Investment Balance: Represents net book value of real estate investments or the company's interest in unconsolidated joint ventures as reflected on the company's balance sheet.

Life Science: Life science buildings are laboratory and office facilities, often located near universities, specifically constructed and designed for use by biotechnology and pharmaceutical companies.

Medical Office: Medical office buildings are office and clinic facilities, often located near hospitals or on hospital campuses, specifically constructed and designed for use by physicians and other health care personnel to provide services to their patients. They may also include ambulatory surgery centers that are used for general or specialty surgical procedures not requiring an overnight stay in a hospital. Medical office buildings typically contain sole and group physician practices and may provide laboratory and other patient services.

Occupancy: Medical office occupancy represents the percentage of total rentable square feet leased and occupied, including month-to-month leases, as of the date reported. Occupancy for all other property types represents average quarterly operating occupancy based on the most recent quarter of available data and excludes properties that are unstabilized, closed or for which data is not available or meaningful. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate occupancy and has not independently verified the information.

Renewal Rate: The ratio of total square feet expiring and available for lease to total renewed square feet.

Renewed Square Feet: Square feet expiring during the reporting period upon which a lease is executed by the current occupant.

Seniors Housing Operating: Includes independent and assisted living properties held in consolidated joint ventures, structured to take advantage of the REIT Investment Diversification and Empowerment Act of 2007.

Seniors Housing Triple-net: Includes independent and assisted living properties subject to triple-net operating leases and real estate loans receivable.

Skilled Nursing/Post-Acute: Skilled nursing facilities are licensed daily rate or rental properties where the majority of individuals require 24-hour nursing and/or medical care. Generally, these properties are licensed for Medicaid and/or Medicare reimbursement and are subject to triple-net operating leases. All facilities offer some level of rehabilitation services. Some facilities offer rehabilitation units specializing in cardiac, orthopedic, dialysis, neurological or pulmonary rehabilitation, which focus on higher acuity patients.

Square Feet: Net rentable square feet calculated utilizing Building Owners and Managers Association measurement standards.

Stable: Generally, a property is considered stable (versus unstabilized or under development) when it has achieved EBITDAR coverage of 1.10x or greater for three consecutive months or, if targeted performance has not been achieved, 12 months following the budgeted stabilization date. Entrance fee communities are considered stable after achieving aggregate property occupancy of 80% or more.

Unstabilized: An acquisition that does not meet the stable criteria upon closing or a construction property that has opened but not yet reached stabilization.

Yield: Represents annualized contractual or projected income to be received in cash divided by investment amount for acquisitions/joint ventures, loan advances, capital improvements and construction conversions. Represents annualized contractual income that was being received in cash at date of disposition divided by disposition cash proceeds for dispositions.

The company believes that net income, as defined by U.S. generally accepted accounting principles (U.S. GAAP), is the most appropriate earnings measurement. However, the company considers EBITDA, net operating income (NOI) and same store cash NOI (SSCNOI) to be useful supplemental measures of its operating performance.

NOI is used to evaluate the operating performance of the company's properties. The company defines NOI as total revenues, including tenant reimbursements and discontinued operations, less property operating expenses, which exclude depreciation and amortization, general and administrative expenses, impairments and interest expense. Property operating expenses represent costs associated with managing, maintaining and servicing tenants for our seniors housing operating and medical facility properties. These expenses include, but are not limited to, property-related payroll and benefits, property management fees, marketing, housekeeping, food service, maintenance, utilities, property taxes and insurance. General and administrative expenses represent costs unrelated to property operations or transaction costs. These expenses include, but are not limited to, payroll and benefits, professional services, office expenses and depreciation of corporate fixed assets. SSCNOI is used to evaluate the cash-based operating performance of our properties under a consistent population which eliminates changes in the composition of our portfolio. For purposes of SSCNOI, same store is defined as those revenue-generating properties in the portfolio for the reporting period January 1, 2011 to June 30, 2012. As such, properties acquired, developed or classified in discontinued operations during that period are excluded from the same store amounts. The company believes NOI and SSCNOI provide investors relevant and useful information because they measure the operating performance of the company's properties at the property level on an unleveraged basis. The company uses NOI and SSCNOI to make decisions about resource allocations and to assess the property level performance of our properties.

EBITDA stands for earnings before interest, taxes, depreciation and amortization. We believe that EBITDA, along with net income and cash flow provided from operating activities, is an important supplemental measure because it provides additional information to assess and evaluate the performance of our operations. We primarily utilize EBITDA to measure our interest coverage ratio, which represents EBITDA divided by total interest, and our fixed charge coverage ratio, which represents EBITDA divided by fixed charges. Fixed charges include total interest, secured debt principal amortization and preferred dividends.

A covenant in our primary line of credit arrangement contains a financial ratio based on a definition of EBITDA that is specific to that agreement. Failure to satisfy this covenant could result in an event of default that could have a material adverse impact on our cost and availability of capital, which could in turn have a material adverse impact on our consolidated results of operations, liquidity and/or financial condition. Due to the materiality of this debt agreement and the financial covenant, we have disclosed Adjusted EBITDA, which represents EBITDA as defined above and adjusted for stock-based compensation expense, provision for loan losses and gain/loss on extinguishment of debt. We use Adjusted EBITDA to measure our adjusted fixed charge coverage ratio, which represents Adjusted EBITDA divided by fixed charges on a trailing twelve months basis. Fixed charges include total interest (excluding capitalized interest and non-cash interest expenses), secured debt principal amortization and preferred dividends. Effective July 27, 2011, our covenant requires an adjusted fixed charge ratio of at least 1.50 times.

Other than Adjusted EBITDA, the company's supplemental reporting measures and similarly entitled financial measures are widely used by investors, equity and debt analysts and rating agencies in the valuation, comparison, rating and investment recommendations of companies. The company's management uses these financial measures to facilitate internal and external comparisons to historical operating results and in making operating decisions. Additionally, these measures are utilized by the Board of Directors to evaluate management. Adjusted EBITDA is used solely to determine our compliance with a financial covenant in our primary line of credit arrangement and is not being presented for use by investors for any other purpose. None of the supplemental reporting measures represent net income or cash flow provided from operating activities as determined in accordance with U.S. GAAP and should not be considered as alternative measures of profitability or liquidity. Finally, the supplemental reporting measures, as defined by the company, may not be comparable to similarly entitled items reported by other real estate investment trusts or other companies. Multi-period amounts may not equal the sum of the individual quarterly amounts due to rounding.

	Three Months Ended June 30,	
	2012	2011
NOI Reconciliation:		
Net operating income[1]	$ 340,834	$ 292,789
Reconciling items:		
Interest expense[2]	(96,762)	(84,773)
Depreciation and amortization[2]	(132,963)	(111,053)
General & administrative expenses	(25,870)	(19,561)
Transaction costs	(28,691)	(13,738)
Gain (loss) on derivatives	2,676	-
Gain (loss) on extinguishment of debt	(576)	-
Provision for loan losses	-	(168)
Income tax benefit (expense)	(1,447)	(211)
Non-operating expenses from unconsolidated entities	(12,776)	(7,301)
Gain (loss) on sales of properties	32,450	30,224
Preferred dividends	(16,719)	(17,353)
Preferred stock redemption charge	(6,242)	-
Loss (income) attributable to noncontrolling interests	821	992
	(286,099)	(222,942)
Net income (loss) attributable to common stockholders	$ 54,735	$ 69,847
Same Store Cash NOI Reconciliation:		
Net operating income[1]	340,834	292,789
Adjustments:		
Non-cash NOI on same store properties	(10,503)	(12,361)
NOI attributable to non same store properties	(74,624)	(45,908)
Same store cash NOI pre-HCN ownership[3]	-	10,824
Same store cash NOI[4]	$ 255,707	$ 245,344
Year-over-year same store cash NOI growth	4.2%	

Notes:

(1) See page 18.

(2) Includes amounts related to discontinued operations.

(3) Represents the performance of certain seniors housing operating properties that were not owned or operated by HCN in 2011.

(4) See page 5.

Forward-Looking Statements and Risk Factors

This document may contain "forward-looking" statements as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements concern and are based upon, among other things, the possible expansion of the company's portfolio; the sale of facilities; the performance of its operators/tenants and facilities; its ability to enter into agreements with viable new tenants for vacant space or for facilities that the company takes back from financially troubled tenants, if any; its occupancy rates; its ability to acquire, develop and/or manage facilities; its ability to make distributions to stockholders; its policies and plans regarding investments, financings and other matters; its ability to successfully manage the risks associated with international expansion and operations; its tax status as a real estate investment trust; its critical accounting policies; its ability to appropriately balance the use of debt and equity; its ability to access capital markets or other sources of funds; and its ability to meet its earnings guidance. When the company uses words such as "may," "will," "intend," "should," "believe," "expect," "anticipate," "project," "estimate" or similar expressions, it is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties. The company's expected results may not be achieved and actual results may differ materially from expectations. This may be a result of various factors, including, but not limited to: the status of the economy; the status of capital markets, including availability and cost of capital; issues facing the health care industry, including compliance with, and changes to, regulations and payment policies, responding to government investigations and punitive settlements and operators'/tenants' difficulty in cost-effectively obtaining and maintaining adequate liability and other insurance; changes in financing terms; competition within the health care, seniors housing and life science industries; negative developments in the operating results or financial condition of operators/tenants, including, but not limited to, their ability to pay rent and repay loans; the company's ability to transition or sell facilities with profitable results; the failure to make new investments as and when anticipated; acts of God affecting the company's facilities; the company's ability to re-lease space at similar rates as vacancies occur; the company's ability to timely reinvest sale proceeds at similar rates to assets sold; operator/tenant or joint venture partner bankruptcies or insolvencies; the cooperation of joint venture partners; government regulations affecting Medicare and Medicaid reimbursement rates and operational requirements; regulatory approval and market acceptance of the products and technologies of life science tenants; liability or contract claims by or against operators/tenants; unanticipated difficulties and/or expenditures relating to future acquisitions; environmental laws affecting the company's facilities; changes in rules or practices governing the company's financial reporting; the movement of U.S. and Canadian exchange rates; and legal and operational matters, including real estate investment trust qualification and key management personnel recruitment and retention. Finally, the company assumes no obligation to update or revise any forward-looking statements or to update the reasons why actual results could differ from those projected in any forward-looking statements.

Additional Information

The information in this supplemental information package should be read in conjunction with the company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, earnings press release dated August 6, 2012 and other information filed with, or furnished to, the Securities and Exchange Commission ("SEC"). The Supplemental Reporting Measures and reconciliations of Non-GAAP measures are an integral part of the information presented herein.

You can access the company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act at http://www.hcreit.com as soon as reasonably practicable after they are filed with, or furnished to, the SEC. The information on or connected to the company's website is not, and shall not be deemed to be, a part of, or incorporated into this supplemental information package. You can also review these SEC filings and other information by accessing the SEC's website at http://www.sec.gov.

About Health Care REIT

Health Care REIT, Inc. is a real estate investment trust that has been at the forefront of senior living and health care real estate since the company was founded in 1970. The company's $16 billion portfolio spans the full spectrum of health care real estate, including senior living communities, medical office buildings, inpatient and outpatient medical centers and life science facilities.

Health Care REIT's investment philosophy is based on establishing long-term relationships with health care systems and senior living operators. The company offers a variety of financing programs that can be tailored to meet the specific needs of each client. The company's capital programs, when combined with its comprehensive planning, development and property management services, make it a single-source solution for acquiring, planning, developing, managing, repositioning and monetizing real estate assets.

Health Care REIT is listed on the New York Stock Exchange and is a member of the S&P 500 Index. The company maintains conservative balance sheet management. This financial strength and commitment to creating shareholder value has allowed the company to declare 165 consecutive dividends. As of June 30, 2012, the company's broadly diversified portfolio consisted of 1,010 properties in 46 states and Canada. More information is available on the company's website at www.hcreit.com.

HEALTHCARE REIT™

4500 Dorr Street
Toledo, Ohio 43615-4040
www.hcreit.com